Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

I, Kyle Bransfield, Chief Executive Officer of APx Acquisition Corp. I (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(i)

The Quarterly Report on Form 10-Q of APx Acquisition Corp. I for the quarter ended September 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated: November 21, 2024

/s/ Kyle Bransfield
Kyle Bransfield
Chief Executive Officer (Principal Executive Officer)